Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 24, 2008

Kansas Governor, Kathleen Sebelius, Legislative Leadership, Local Government Officials and Butler National join Western Kansans to Break Ground for the Boot Hill Casino and Resort in Dodge City, Kansas

- State and local officials praise efforts -

Olathe, Kansas December 24, 2008 - Butler National Corporation (OTC Bulletin Board "BUKS") and its wholly-owned subsidiary, Butler National Service Corporation, a recognized provider of professional management services in the gaming industry, announced work on the grounds began Monday for a western-themed, Casino and Resort complex in Dodge City,

The work commenced with a well-attended groundbreaking ceremony. Among those present were Governor Kathleen Sebelius, Senate President Steve Morris, Speaker of the House Melvin Neufeld, Senate Vice President John Vratil, Kansas Lottery Executive Director Ed VanPetten, Representative Patrick George, Chairman of the Ford County Commission Kim Goodnight and Dodge City Mayor Kent Smoll.

Information and other news reports about the groundbreaking may be found on the web pages of regional press sources and the Butler National Corporation website www.butlernational.com.

Clark Stewart, President and Chief Executive Officer of Butler National said, "This is a big day for all of Kansas and a big day for Butler. We have worked long and hard for this to come to fruition. We are extremely optimistic that Boot Hill Casino and Resort will provide long-term benefits for Dodge City, Southwest Kansas, and the entire State of Kansas."

"I want to give special recognition to Marshall Jeff Thorpe. Yesterday, Mr. Thorpe was recognized and commissioned as a Marshall of Dodge City by the Boot Hill Museum for his hard work and dedication to maintaining the heritage of Boot Hill and Dodge City."

"I again say Thank You to all the dedicated people who in many different ways have made this a reality," concluded Mr. Stewart.

The Destination casino complex will open with 575 slot machines and 10 table games, and a restaurant with service for 150 customers. When all phases are completed, the Boot Hill Casino and Resort plans include 875 slot machines, 20 table games, a 124-room luxury hotel, spa, an Olympic size swimming pool, restaurants, and a 500-seat conference center/entertainment venue. The estimated project cost is $87.5 million.

Our Business:

About Butler National Corporation

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations

Creative Options Communications
jim@jdcreativeoptions.com

Phone (214) 498-7775 Phone (830) 669-2466
For more information, please visit the Company web site: www.butlernational.com -End-